AMENDMENT TO SECOND AMENDED AND

RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT TO SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”), effective as of April 9, 2020 (the “Effective Date”), is entered into by and between Leaf Group Ltd., a Delaware corporation (the “Company”), and Brian Pike (the “Executive”).

WHEREAS, the Executive and the Company previously entered into that certain Second Amended and Restated Employment Agreement, dated as of March 22, 2019 (the “Agreement”), pursuant to which Executive currently serves as the Company’s Chief Operating Officer and Chief Technology Officer;

WHEREAS, the Executive and the Company desire to amend the Agreement to replace Section 1 as set forth in this Amendment; and

WHEREAS, except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Agreement.

2.Amendment to the Agreement. As of the Effective Date, Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

1.Employment Period.  The Company hereby employs the Executive, and the Executive hereby accepts such employment, on the terms set forth herein commencing as of the Effective Date and continuing until terminated in accordance with the provisions of Section 3 (the “Employment Period”).

3.          Miscellaneous.

(a)Limited Effect.  Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties.

(b)Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws.  The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

(c)Entire Agreement.  As of the Effective Date, this Amendment, together with the Agreement, any equity award agreements, and any arbitration agreement, constitutes the final, complete and exclusive agreement between the Executive and the Company with respect to the subject matter hereof and replaces and supersedes any and all other agreements, offers or promises, whether oral or written, by any member of the Company and its subsidiaries and affiliates, or representative thereof.

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IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from the Board, the Company has caused these presents to be executed in its name on its behalf, all as of April 9, 2020.

LEAF GROUP LTD.,
a Delaware corporation

By:	/s/ Sean Moriarty
	Name:	Sean Moriarty
	Title:	Chief Executive Officer

“EXECUTIVE”

/s/ Brian Pike
Brian Pike